UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    March 13, 2023

INUVO, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32442	87-0450450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 President Clinton Ave., Ste. 300	Little Rock	AR	72201
(Address of principal executive offices)			(Zip Code)

Registrant's telephone number, including area code	501	205-8508

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	INUV	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 7.01 REGULATION FD DISCLOSURE.

On March 9, 2023, the Company held a management conference call to discuss the Company's financial results for Q4 and full-year 2022, the outlook of the Company and certain other matters. In response to questions from investment analysts, the Company is providing the following information regarding the quarterly breakdown of revenue from Direct Customers and Indirect customers.

	Q1 2021	Q2 2021	Q3 2021	Q4 2021	2021
	Actual	Actual	Actual	Actual	Actual
Direct	1,987,248	2,765,793	5,941,223	10,228,486	20,922,750
Indirect	8,484,813	9,719,018	10,838,409	9,450,040	38,492,280
Consulting & Other	145,747	150,772	61,403	57,736	415,658

Total	10,617,809	12,635,583	16,841,035	19,736,261	59,830,688

	Q1 2022	Q2 2022	Q3 2022	Q4 2022	2022
	Actual	Actual	Actual	Actual	Actual
Direct	10,725,569	11,560,450	7,736,966	6,203,237	36,226,223
Indirect	7,839,110	11,046,215	9,310,561	11,052,341	39,248,224
Consulting & Other	44,688	44,640	24,662	15,308	129,298

Total	18,609,367	22,651,305	17,072,189	17,270,886	75,603,745

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INUVO, INC.
Date: March 13, 2023	By:	/s/ John B. Pisaris
John B. Pisaris, General Counsel